Exhibit 99.1

Biovest Announces that FDA Grants Orphan Drug Status for Personalized Cancer Vaccine for the Treatment of Waldenstrom’s Macroglobulinemia, a Rare Subtype of Non-Hodgkin’s Lymphoma

TAMPA, FL and MINNEAPOLIS, MN – October 27, 2011 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation to BiovaxID® for the treatment of Waldenstrom’s macroglobulinemia, a rare subtype of B-cell non-Hodgkin’s lymphoma. This milestone advances Biovest’s plans to develop and commercialize BiovaxID as an autologous active immunotherapy (personalized cancer vaccine) for the treatment of multiple subtypes of B-cell non-Hodgkin’s lymphoma including follicular lymphoma and mantle cell lymphoma.

With FDA Orphan Drug Status, Biovest gains seven years of market exclusivity for BiovaxID for the treatment of Waldenstrom’s macroglobulinemia upon its approval by the FDA, thereby offering competitive protection from similar drugs of the same class. Orphan Drug Status also provides Biovest with eligibility to receive potential tax credit benefits, potential grant funding for research and development and significantly reduces the requisite filing fees for marketing applications. With today’s announcement, BiovaxID has now been successful in obtaining FDA Orphan Drug designation in the U.S. for follicular lymphoma, mantle cell lymphoma and Waldenstrom’s macroglobulinemia, while also obtaining EMA Orphan Medicinal Product designation for BiovaxID in the EU for follicular lymphoma and mantle cell lymphoma.

According to Dr. Carlos F. Santos, Ph.D., Biovest’s Senior Vice President, Product Development & Regulatory Affairs, “We believe Waldenstrom’s macroglobulinemia is an ideal indication for BiovaxID to potentially provide significant clinical benefit for patients by extending remissions and potentially delaying and/or avoiding alternative treatment options such as stem cell transplant or removing the patient’s spleen. Our study data to date suggests that BiovaxID-treated patients who express a certain type of protein isotype called IgM on their lymphoma cells are much more likely to remain cancer-free longer after achieving a remission following induction therapy. Since most Waldenstrom’s macroglobulinemia patients express this IgM isotype, we look forward to conducting future clinical trials to evaluate our vaccine’s utility in treating this rare B-cell blood cancer.” Approximately 1,500 new cases of Waldenstrom’s macroglobulinemia are diagnosed in the U.S. every year

In other news, Biovest reported that the Minneapolis Star Tribune published a feature story on BiovaxID this week titled, “Biovest’s Cancer Vaccine Gets Personal”, and the article can be accessed at the Media Center section of the Company’s website at http://www.Biovest.com.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.